UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 16, 2007

ValueVision Media, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-20243	41-1673770
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6740 Shady Oak Road, Eden Prairie, Minnesota		55344-3433
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952-943-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 16, 2007, our board of directors approved a compensation program for John D. Buck, who was appointed as the interim principal executive officer of our company on October 25, 2007. Under the compensation program, Mr. Buck will be paid on a month by month basis until a new principal executive officer has been appointed by the board of directors and begins his or her employment with the company. Mr. Buck will be paid at a rate of $40,000 per month (which will be pro-rated for any partial months of service). Prior to the beginning of the first day of each month, Mr. Buck will advise the board if he elects to receive the monthly compensation in cash, in the form of restricted stock, or in the form of stock options. In the case of restricted stock, for purposes of determining the number of shares of stock he would receive, the closing price of the company’s common stock on the NASDAQ stock exchange on the first trading day of the applicable month would be used. Any shares of restricted stock received by Mr. Buck would not vest until a new principal executive officer has commenced his or her employment at the company. In the case of stock options, for purposes of determining the number of stock options he would receive, the exchange ratio as determined by the board’s independent compensation advisor at the beginning of each calendar month would be used. The exercise price of the stock options would be established at the closing price of the company’s common stock on the NASDAQ stock exchange on the first trading day of the applicable month. Any stock options received by Mr. Buck would not vest until a new principal executive officer has commenced his or her employment at the company. Mr. Buck will not have an employment contract with the company and will not be entitled to any additional compensation for his services as interim principal executive officer.

For the initial period of October 25, 2007 throught November 30, 2007, Mr. Buck elected to receive the compensation in the form of restricted stock and the number of shares to be received will be calculated on the basis of the closing price of our company's common stock on the NASDAQ stock exchange on November 16, 2007, the date that our board of directors approved the compensation program.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ValueVision Media, Inc.

November 23, 2007	By:	/s/ Nathan E. Fagre

Name: Nathan E. Fagre
Title: Senior Vice President and General Counsel